Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Pennsylvania Dividend Advantage Municipal Fund 2
333-71930
811-10549


We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
22, 2007, under Conformed Submission Type DEF
14A, accession number 0000950137-07-012817.